CERTIFICATE OF ADOPTION OF CORPORATE RESOLUTION

     I, Reuel Swanson, hereby certify that I am the Secretary of Metropolitan Mortgage & Securities Co., Inc. As such officer I have custody of the records of meetings of the Board of Directors of said corporation and I hereby certify that the following resolution was unanimously adopted by the Board of Directors of the corporation at the Board meeting held on December 30, 1996. I further certify that the Power of Attorney referred to in the resolution is the Power of Attorney attached hereto which grants a Power of Attorney to Susan Thomson and Reuel Swanson to execute any and all amendments (including post-effective amendments) to this Registration Statement on Form S-2 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


     WHEREAS, each of the Board members has received a copy of the power of attorney form for his review and approval;

     RESOLVED, the Board hereby authorizes each member of the Board of Directors of the corporation to execute the power of attorney.

     I further certify that said resolution is still in full force and effect and is not contrary to any provision of the charter or bylaws of said corporation.

     IN WITNESS WHEREOF, this certification is executed as of this 21st day of March, 1997.

                         Reuel Swanson, Secretary
                         _______________________________
                         Reuel Swanson, Secretary

State of Washington )
                    )
County of Spokane   )

Personally appeared before me the above-named, Reuel Swanson, personally known to me, who, being duly sworn, deposes and says that he executed the above instrument.

Subscribed and sworn before me this 21st day of March, 1997.

                         /S/Jill C. Arnold
                              (Notary Public)
                         Residing at Spokane, WA.
                         My Commission Expires 2/26/2000